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                                                                   Exhibit 10(r)

                         DEFERRED STOCK AWARD AGREEMENT

         THIS DEFERRED STOCK AWARD AGREEMENT (the "Agreement") is made and entered into as of ____________, between Springs Industries, Inc., a South Carolina corporation ("Springs"), and ___________________________ (the
"Participant").

         THE PARTIES AGREE AS FOLLOWS:

         1. GRANT. Springs hereby grants to Participant a Deferred Stock Award (the "Award") to receive in the future up to _______ shares of Springs' Class A Common Stock, $.25 par value, ("Common Stock") subject to the terms, restrictions and conditions set forth herein and in the Incentive Stock Plan (the "Plan"). The Plan is incorporated into and made a part of this Agreement, and a copy is available upon request in writing to the Corporate Secretary of Springs. Capitalized terms in this Agreement shall have the same meaning as defined in the Plan.

         2.1 VESTING. Except as otherwise provided in Sections 2.2 and 2.3 below, Participant's right to receive shares of Common Stock shall vest upon Participant's continuous, active employment with Springs (including employment with Springs' subsidiaries) in accordance with the following schedule:

                  (a) if full-time, active employment terminates before __________, then Participant shall not be entitled to receive any shares of Common Stock;

                  (b) if full-time, active employment terminates on or after __________, and before _________, Participant shall be vested in the right to receive _____ shares of Common Stock and shall forfeit all other rights;

                  (c) if full-time, active employment terminates on or after ________, and before __________, Participant shall be vested in the right to receive _____ shares of Common Stock and shall forfeit all other rights;



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                  (d)      if full-time, active employment terminates on or
         after ________, and before __________, Participant shall be vested in the right to receive ______ shares of Common Stock and shall forfeit all other rights;

                  (e) if full-time, active employment terminates on or after ______, and before ________, Participant shall be vested in the right to receive ______ shares of Common Stock and shall forfeit all other rights;

                  (f) if full-time, active employment terminates on or after _______, Participant shall be vested in the right to receive _____ shares of Common Stock.

         2.2 ECONOMIC TERMINATION, TOTAL AND PERMANENT DISABILITY, DEATH OR RETIREMENT. Subject to Section 2.3 below, Participant's right to receive all _____ shares of Common Stock shall vest if Participant shall be involuntarily terminated from full-time, active employment with Springs and any of its subsidiaries as a result of an Economic Termination as defined in Section 2.4 below or if Participant's full-time, active employment with Springs and its subsidiaries terminates as a result of Participant's Total and Permanent Disability or Retirement, as such terms are defined in Section 2.4 below, or as a result of Participant's death.

         2.3      NON-COMPETITION COVENANTS.

                  (a) Participant's right to receive shares of Common Stock and distributions from Participant's dividend account described in
         Section 3 below shall not be vested, and shall be completely forfeited, if Participant breaches any of his covenants under Section 2.3(b) below; other than such a forfeiture of shares of Common Stock and distributions from the dividend account, this Agreement shall not be deemed to give the Company any remedy for breach by Participant of any of the covenants set forth in Section 2.3(b). Participant may advise the Committee of future employment intentions after termination of Participant's employment with Springs and its subsidiaries and the Committee


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         may, in its sole discretion, waive forfeiture as to rights to receive any or all of the shares of Common Stock.

                  (b) Participant agrees that for the period ending two years after termination of full-time, active employment with the Company and its subsidiaries (the "Employment Termination Date"), he will not, directly or indirectly, by or through any other person or entity, enter into or conduct any business in competition with the businesses of Springs and its subsidiaries as it shall be conducted on the Employment Termination Date (the "Businesses"). Specifically, without limitation, Participant covenants and agrees that during such period he will not, except in the proper performance of his duties as employee of Springs and its subsidiaries in the ordinary course of their business:

                           (i) own or become involved as an employee or otherwise, in owning, managing, advising or working for, any corporation, partnership, association, joint venture, sole proprietorship, or other entity which is engaged in any way in any of the Businesses;

                           (ii) make a loan to, or guarantee the obligations of, any such entity or business or make a loan to, or guarantee the obligations of, any owner, partner, or shareholder thereof;

                           (iii) request, induce, or attempt to influence any supplier of goods or services to Springs or its subsidiaries with respect to any of the Businesses to curtail or cancel any business it transacts with Springs or its subsidiaries;

                           (iv) request, induce, or attempt to influence any actual or potential customers of Springs or its subsidiaries with respect to any of the Businesses, to curtail or cancel any business they may transact with Springs or its subsidiaries, or solicit business similar


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                  to any of the Businesses from any actual or potential customer of Springs or its subsidiaries; or

                           (v) request, induce, or attempt to influence any employee of Springs or its subsidiaries to terminate his or her employment with Springs or its subsidiaries.

         Participant covenants and agrees not to use or disclose any Confidential Information to any person or entity (except in the proper performance of his duties as employee of Springs or its subsidiaries in the ordinary course of business), unless compelled to disclose such information by judicial or administrative process. As used herein "Confidential Information" shall mean all information of any kind concerning any of the Businesses or concerning Springs or its subsidiaries, or any of their assets, properties, personnel or rights, except information which is or becomes generally known or available to the public without a breach of this agreement and without a breach of any other obligation of Participant to Springs or its subsidiaries.

         2.4      DEFINITIONS.

                  (a) "Economic Termination" shall mean when a Participant's full-time, active employment with Springs and its subsidiaries is severed by Springs or its subsidiaries due to plant or facility closings, technology changes, reorganizations within Springs or its subsidiaries, or adverse economic or business conditions.

                  (b) "Retirement" means a severance from the full-time, active employment of Springs or its subsidiaries by reason of retirement pursuant to the provisions of the Springs of Achievement Partnership Plan or any other retirement plan of Springs or its subsidiaries.

                  (c) "Total and Permanent Disability" means a physical or mental condition of Participant resulting from bodily injury, disease, or mental disorder which renders Participant incapable of continuing his usual and customary employment with Springs and its subsidiaries. The disability of Participant shall be determined by a licensed physician chosen by Springs.


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         3.       DIVIDEND ACCOUNT. Springs will establish a dividend account in respect of Participant's Award. The dividend account will be credited with dividend equivalents and interest in accordance with the following procedures:

         3.1 As of the payment date for each dividend paid on the Common Stock with a record date occurring after _________, and prior to the date of Participant's termination of full-time, active employment, there shall be credited to Participant's dividend account an amount determined by multiplying the amount of cash dividend per share of Common Stock declared for such dividend record date by ________. As of the payment date for each dividend with a record date occurring after the date of Participant's termination of full-time, active employment and prior to the final distribution from the Participant's dividend account, there shall be credited to Participant's dividend account an amount determined by multiplying the amount of the cash dividend per share of Common Stock declared for such dividend record date by the number of shares of Common Stock as to which Participant has a vested right to receive and which have not been distributed to Participant as of the record date. Amounts equivalent to dividends which are credited to Participant's dividend account hereunder shall be distributed as provided in Section 4 below.

         3.2 At the end of each calendar quarter subsequent to the quarter in which the first credit is made to Participant's dividend account pursuant to
Section 3.1 above, there shall further be credited to the dividend account an additional amount determined by multiplying the credit balance in the dividend account as of the beginning of such quarter (reduced by distributions, if any, from such account during such quarter) by the prime rate of interest per annum, as defined below, in effect on the 15th day of the last month of such quarter. The prime rate of interest to be credited as aforesaid shall be the prime rate publicly announced and charged by Wachovia Bank of North Carolina, N.A. (or its successor) to its existing customers or, in the absence of such public announcement by such bank, the prime rate quoted in the money rates column of The Wall Street Journal. Amounts credited to dividend accounts hereunder shall be distributed to Participant as provided in Section 4 below.


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         3.3      Participant's right to receive distributions from the dividend account shall vest in accordance with the vesting schedule set forth in Section
2 above with respect to the shares of Common Stock, subject to further forfeiture in accordance with Section 2.3 above. The amounts credited to Participant's dividend account shall be forfeited at termination of Participant's employment to the extent not vested.

         4. DISTRIBUTIONS. Subject to Section 2.3 above, distributions of Common Stock that Participant is entitled to receive pursuant to this Agreement and the Plan and amounts credited to Participant's dividend account in which Participant is vested shall be made upon termination of Participant's full-time, active employment with Springs and its subsidiaries in three (3) approximately equal annual installments, commencing as soon as practicable in the month next following the second anniversary of Participant's termination of full-time, active employment with Springs and its subsidiaries. The three distributions from the dividend account shall be as follows: (i) the first distribution shall be one-third of the amount in the Participant's dividend account on the second anniversary of the Participant's termination of employment; (ii) the second distribution shall be one-half of the amount in the Participant's dividend account on the third anniversary date; and (iii) the third distribution shall be the amount remaining in the Participant's dividend account on the fourth anniversary date; provided, however, if Participant's termination of employment shall occur because of Participant's Total and Permanent Disability, then the distributions shall be made in three (3) approximately equal annual installments commencing on the January 31st next following the date of termination of Participant's employment with the distributions from the Participant's dividend account being made as follows: (i) the first distribution shall be one-third of the amount in the Participant's dividend account on the January 31st next following the date of termination of Participant's employment; (ii) the second distribution shall be one-half of the amount in the Participant's dividend account on the first anniversary of such January 31st; and (iii) the third distribution shall be the amount remaining in the Participant's dividend account on the second anniversary of such January 31st; provided further, however, if Participant's termination of employment shall occur because of


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Participant's death or if Participant dies following termination of employment but before completion of distribution of Participant's Common Stock and dividend account, then distribution of Participant's Common Stock and dividend account or the balance thereof shall be made in one distribution on the January 31st next following the date of Participant's death.

         5. WITHHOLDING. Whenever Participant is entitled to a distribution of Common Stock, Springs may require Participant to remit to Springs or a subsidiary of Springs an amount sufficient to satisfy any federal, state and local withholding tax requirements. Cash distributions from Participant's dividend account shall be net of an amount sufficient to satisfy any federal, state and local withholding tax requirements. Participant may elect with respect to a distribution of Common Stock to surrender or authorize Springs to withhold shares of Common Stock (valued at fair market value on the date of surrender or withholding of the Common Stock) in satisfaction of such withholding requirements (the "Stock Surrender Withholding Election") in accordance with the terms and conditions of the Plan. In addition, upon vesting, the value of Deferred Stock that becomes vested is subject to FICA taxation. Springs is authorized to withhold the Participant's portion of the FICA tax from Participant's salary.

         6. SUBJECT TO PLAN. This Agreement, Participant's Deferred Stock Award hereunder, and Participant's rights to receive distributions from the dividend account are subject to the terms and conditions of the Plan.

         7. TRANSFERABILITY. This Award is not transferable or assignable by Participant. Rights in connection with this Award may be exercised during Participant's lifetime only by Participant or Participant's legal representative or guardian.

         8. RIGHTS AS A SHAREHOLDER. Participant shall have no rights as a shareholder with respect to any shares covered by this Award until the date of issuance to Participant of a stock certificate for such shares.

         9. ADJUSTMENT OF SHARES. Subject to the other restrictions in the Plan and this Agreement, Springs shall make appropriate adjustments in the number and kind of shares subject to this Agreement.


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         10.      RESTRICTION ON ISSUANCE OF SHARES. Springs shall not be
obligated to issue any Common Stock pursuant to this Agreement if such issuance would result in the violation of any laws, including the Act or any applicable state securities laws (the "State Acts"). As provided in the Plan, if the offering of shares with respect to which the Award is being exercised is not registered under the Act or the State Acts, but an exemption is available which requires an investment representation or other representation, Participant shall, as a condition to receipt of Common Stock, be required to execute such documents as may be necessary in the opinion of counsel for Springs to comply with the Act and the State Acts. Stock certificates evidencing such unregistered shares acquired upon receipt of the Award shall bear a restrictive legend in substantially the following form and such other restrictive legends as are required or advisable under the provisions of any applicable laws:

                  This stock certificate and the shares represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), nor under any state securities laws and shall not be transferred at any time in the absence of (i) an effective registration statement under the Act and applicable state securities laws with respect to such shares at such time or (ii) an opinion of counsel satisfactory to the Company and its counsel, to the effect that such transfer at such time will not violate the Act or any applicable state securities law.

         11. NO EMPLOYMENT RIGHTS. This Agreement shall not confer upon Participant any right with respect to the continuance of employment by Springs or its subsidiaries, or affect the right of Springs or any of its subsidiaries to terminate such employment at any time.

         12. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of South Carolina.

         13. NOTICES. All notices and other communications under this Agreement shall be in writing, and shall be deemed to have been duly given on the date of delivery if delivered personally or when received if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, to the following address, or any other address specified by notice duly given:



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                  To Participant as follows:

                  --------------------------

                  --------------------------

                  --------------------------

                  To Springs as follows:

                  Springs Industries, Inc.
                  205 North White Street
                  Fort Mill, SC  29715
                  Attention:  Corporate Secretary



                                   SPRINGS INDUSTRIES, INC.

                                   By:
                                      -----------------------------------------

                                   Title:
                                         --------------------------------------

                                   PARTICIPANT


                                   --------------------------------------------

Date:
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